EXHIBIT 23(h)(iv)

                   AMENDMENT TO ACCOUNTING SERVICES AGREEMENT
                   ------------------------------------------

     AGREEMENT made as of this 5th day of December 2001, by and between Lake Shore Family of Funds, (the "Trust") an Ohio business trust and Integrated Fund Services, Inc. ("Integrated"), an Ohio corporation.

     WHEREAS, Integrated furnishes services to the Trust pursuant to an Accounting Services Agreement dated as of January 8, 1998 by and between Integrated and the Trust (the "Agreement");

     NOW, THEREFORE, in accordance with ss.19 of the Agreement, the parties hereto, intending to be legally bound, agree to amend the Agreement as follows:

     "The Agreement is hereby amended to add the following language to ss.3:

          Nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information."

     IN WITNESS HEREOF, the parties hereto have caused the Amendment to be executed by their respective officers, hereunto duly authorized as of the day and year first above written.

                                     LAKE SHORE FAMILY OF FUNDS

                                     By: /s/ Earl V. ("Buck") Newsome
                                        ----------------------------------------
                                        Earl V. ("Buck") Newsome, Jr., President


                                     INTEGRATED FUND SERVICES, INC.

                                     By: /s/ Scott A. Englehart
                                        ----------------------------------------
                                        Scott A. Englehart, President